Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 13, 2012, relating to the consolidated financial statements of Rosetta Stone Inc. and subsidiaries (the Company), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Rosetta Stone Inc. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

McLean, VA
March 28, 2012